Exhibit 32
    CETIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.
In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350), each of the undersigned hereby certifies that:
(i)this report on Form 10-K for the year ended September 30, 2023 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(ii)the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Ark Restaurants Corp.
Dated as of this 21st day of December 2023

/s/ Michael Weinstein	/s/ Anthony J. Sirica
Michael Weinstein	Anthony J. Sirica
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley act of 2002 has been provided to Ark Restaurants Corp. and will be retained by Ark Restaurants Corp. and furnished to the Securities and Exchange Commission or its staff upon request.